SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933
CHINA 3C GROUP
(Exact name of issuer as specified in its charter)

NEVADA	000-28767	88-0403070
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

368 HuShu Nan Road, HangZhou City, Zhejiang Province, China
(Address of principal executive offices)

AMENDED 2005 EQUITY INCENTIVE PLAN
(Full title of the plan(s))

Zhenggang Wang Chief Executive Officer China 3C Group 368 HuShu Nan Road, HangZhou City, Zhejiang Province, China
(Name and address of agent for service)

086-0571-88381700
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	180,000 shares	$4.73	$851,400	$26.14

(1)
This Registration Statement covers an additional 180,000 shares of Common Stock, $0.001 par value, of China 3C Group (the "Company") issuable pursuant to the China 3C Group Amended 2005 Equity Incentive Plan, together with the resale of any such shares deemed "control securities" or "restricted securities" granted to individuals who are "affiliates" of the Company. The terms "control securities" and "restricted securities" are as defined by Rule 405 and Rule 144, respectively, under the Securities Act of 1933, as amended.

(2)
Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee pursuant to Rule 457 of the Securities Act, based upon the average of the high and low prices of China 3C Group common stock as reported on the Over The Counter Bulletin Board on March 5, 2007, under the symbol "CHCG."

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of China 3C Group common stock, $0.001 par value, as may hereafter be offered or issued pursuant to the China 3C Group Amended 2005 Equity Incentive Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration.

China 3C Group
REGISTRATION STATEMENT ON FORM S-8
REGISTATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
EXPLANATORY NOTE

This registration statement on Form S-8 registers 180,000 additional shares of common stock for issuance under the China 3C Group Amended 2005 Equity Incentive Plan, pursuant to the terms of that plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 (Registration No. 333-132331) filed by the Registrant with the Securities and Exchange Commission on March 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, China 3C Group, a corporation organized and existing under the laws of the State of Nevada, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hangzhou, China, on March 6, 2007.

CHINA 3C GROUP

By:	/s/ Zhenggang Wang
Zhenggang Wang
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zhenggang Wang and Jian Liu, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/Zhenggang Wang Zhenggang Wang	Chief Executive Officer and Director (Principal Executive Officer)	March 6, 2007
/s/ Jian Liu Jian Liu	Chief Financial Officer/ Secretary (Principal Financial and Accounting Officer)	March 6, 2007
/s/ Chenghua Zhu Chenghua Zhu	Director	March 6, 2007
/s/ MingJun Zhu MingJun Zhu	Director	March 6, 2007
/s/ Rongjin Weng Rongjin Weng	Director	March 6, 2007
/s/ Kenneth T. Berents Kenneth T. Berents	Director	March 6, 2007
/s/ Todd Mavis Todd Mavis	Director	March 6, 2007

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	China 3C Group Amended 2005 Equity Incentive Plan.
5.1	Opinion of Berkman, Henoch, Peterson & Peddy, P.C.
23.1	Consent of Kabani & Company, Inc.
23.3	Consent of Berkman, Henoch, Peterson & Peddy, P.C. is contained in Exhibit 5.1 to this Registration Statement.